For period ending January 31, 2003						Exhibit 77Q1

File number 811-7352


ARTICLES OF DISSOLUTION
OF
ALL-AMERICAN TERM TRUST INC.

All-American Term Trust Inc., a Maryland corporation with its principal offices in the State of Maryland (the Corporation) hereby certifies to the Maryland State Department of Accounting and Taxation as follows:

FIRST: 	The name of the Corporation is All-American Term Trust Inc.

SECOND: 	The address of the principal office of the Corporation is 11
East Chase Street, Baltimore, Maryland 21202.

THIRD:	The name and address of a resident agent of the Corporation
who shall serve for one year after dissolution and until the affairs of the corporation are wound up is CSC Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

FOURTH:	The name and address of each of the directors is as follows:

E. Garrett Bewkes, Jr.
51 West 52nd Street
New York, NY  10019-6114
George W. Gowen
Dunnington, Bartholow & Miller
666 Third Avenue
New York, NY  10017

Margo N. Alexander
UBS PaineWebber, Inc.
1285 Avenue of the Americas
New York, NY 10019-6028


William W. Hewitt, Jr.
51 West 52nd Street
New York, NY  10019-6114

Richard Q. Armstrong
R.Q.A. Enterprises
One Old Church Road, Unit #6
Greenwich, CT  06830

Morton L. Janklow
Janklow & Nesbit Associates
445 Park Avenue
New York, NY  10022


David J. Beaubien
Yankee Environmental Systems Inc.
101 Industrial Road
Turner Falls, MA 01376
Frederic V. Malek
Thayer Capital Partners
1455 Pennsylvania Avenue, N.W.
Suite 350
Washington, D.C.  20004



Richard R. Burt
Diligence LLC
1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004


Carl W. Schafer
66 Witherspoon Street
#1100
Princeton, NJ  08542


Meyer Feldberg
Columbia University
101 Uris Hall
New York, NY  10027

William D. White
P.O. Box 199
Upper Black Eddy, PA  18972




FIFTH:	The name, title, and street address of each of the officers
is as follows:

Name
Title
Street Address

Brian M. Storms
President
51 West 52nd Street, New York,
NY  10019-6114

Amy R. Doberman
Vice President & Secretary
51 West 52nd Street, New York,
NY  10019-6114

David M. Goldenberg
Vice President & Assistant Secretary
51 West 52nd Street, New York,
NY  10019-6114

Paul H. Schubert
Vice President & Treasurer
51 West 52nd Street, New York,
NY  10019-6114

Kevin J. Mahoney
Vice President & Assistant Treasurer
51 West 52nd Street, New York,
NY  10019-6114

Keith A. Weller
Vice President & Assistant Secretary
51 West 52nd Street, New York,
NY  10019-6114

Thomas Disbrow
Vice President & Assistant Treasurer
51 West 52nd Street, New York,
NY  10019-6114

John Penicock
Vice President
51 West 52nd Street, New York,
NY  10019-6114
T. Kirkham Barneby
Vice President
51 West 52nd Street, New York,
NY  10019-6114

Cristina Paradiso
Assistant Secretary
51 West 52nd Street, New York,
NY  10019-6114


SIXTH:	The dissolution of the Corporation was approved in the manner and by the vote required by law and by the charter of the Corporation. The dissolution of the Corporation was duly authorized by the board of directors at a meeting held on September 11, 2002.

SEVENTH:	The Corporation certifies that notice was given to creditors on November 18, 2002.
EIGHTH: 	The Corporation is dissolved.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf on this 19th day of December, 2002, by its Vice President and Treasurer and witnessed by its Vice President and Assistant Secretary. The undersigned Vice President and Treasurer of the Corporation acknowledges that these Articles are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained in these Articles with respect to their authorization and approval are true in all material respects.


ATTEST


By: /s/ David M. Goldenberg_____			By: _/s/ Paul H.
Schubert_________
Name:  David M. Goldenberg				Name: 	Paul H. Schubert
Title:    Vice President and Assistant Secretary		Title: Vice
President
								 and Treasurer





For period ending January 31, 2003						Exhibit 77Q2

File number 811-7352



Section 16 (a) Beneficial Ownership Reporting Compliance

		The registrant is not aware of any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, which was not timely filed.







All-American Term Trust Annual - Final N-SAR